UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

The Joint Corp.
        (Exact Name of Registrant as Specified in Charter)

    Delaware            001-36724            90-0544160
    (State or other jurisdiction            (Commission File Number)            (IRS Employer
    of incorporation)                        Identification No.)

16767 N. Perimeter Drive, Suite 110
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 245-5960
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class Trading Symbol(s) Name of each exchange on which registered
Common Stock, $0.001              JYNT        The NASDAQ Capital Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.
Nomination and Standstill Agreement
On November 6, 2023, The Joint Corp. (the “Company”) entered into a Nomination and Standstill Agreement (the “Nomination and Standstill Agreement”) with Bandera Partners LLC and certain of its affiliates (collectively, “Bandera”) regarding the membership and composition of the Company’s board of directors (the “Board”) and related matters.
Pursuant to the Nomination and Standstill Agreement, subject to certain conditions, the Company has agreed to, among other things, (1) appoint Jefferson Gramm as a director of the Company, effective January 2, 2024, and (2) include Mr. Gramm in the Company’s slate of nominees for the election of directors at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and recommend that the Company’s stockholders vote in favor of his election at the 2024 Annual Meeting. The Nomination and Standstill Agreement also provides for director replacement rights prior to the termination of the Nomination and Standstill Agreement, subject to certain conditions as further described in the Nomination and Standstill Agreement.
The Nomination and Standstill Agreement includes certain voting commitments and standstill obligations by Bandera as well as certain restrictions on the transfer of the Company’s common stock, par value $0.001 per share, held by Bandera and mutual non-disparagement provisions that generally remain in place until the earlier of (i) January 2, 2025 and (ii) thirty (30) days prior to the nomination deadline for the Company’s 2025 annual meeting of stockholders (the “Cooperation End Date”), unless Mr. Gramm has not been appointed to the Board on or prior to the close of business on January 2, 2024, in which case the Cooperation End Date will be January 3, 2024.
The summary above of the terms of the Nomination and Standstill Agreement is qualified in its entirety by reference to the full text of the Nomination and Standstill Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Nomination and Standstill Agreement described in Item 1.01 above, the Board agreed to appoint Mr. Gramm to the Board effective as of January 2, 2024 (subject to certain conditions) to serve until the election and qualification of his successor at the 2024 Annual Meeting.
Other than the Nomination and Standstill Agreement, there is no arrangement or understanding between Mr. Gramm and any other person pursuant to which Mr. Gramm was appointed as a director. There are no family relationships between Mr. Gramm and any director or executive officer of the Company, and Mr. Gramm has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with its disclosure of Bandera’s ownership interest in the Company, the Company has previously disclosed in its annual reports on Form 10-K that Mr. Gramm’s brother, Marshall Gramm, purchased two Company franchise licenses in arm’s length transactions in 2020.

Mr. Gramm will participate in the Company’s compensation program for its non-employee directors.
Item 7.01. Regulation FD Disclosure.
On November 8, 2023, the Company issued a press release announcing the matters described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
    (d)    Exhibits.

    Exhibit
    Number    Exhibits

10.1    Nomination and Standstill Agreement, dated November 6, 2023, by and among The Joint Corp. and Bandera.

10.2    Confidentiality Agreement, dated November 6, 2023, by and among The Joint Corp. and Bandera.

99.1    Press Release dated November 8, 2023

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    THE JOINT CORP.

Date: November 8, 2023    By:    /S/ Peter D. Holt
    Peter D. Holt
President and Chief Executive Officer